UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2006

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 7, 2006, Allscripts LLC, a wholly-owned subsidiary of Allscripts Healthcare Solutions, Inc. (“Allscripts”), entered into amendments to employment agreements with each of Glen E. Tullman, Lee Shapiro, Joseph E. Carey, William J. Davis and Laurie McGraw (collectively, the “Amendments”). In each case, the Amendments provide that the initial term of each executive’s employment will be extended to continue in effect through December 31, 2007. Thereafter, Allscripts may renew each agreement by providing written notice at least 90 days prior to the expiration of the then current term.

In each Amendment, in connection with a termination by Allscripts without cause or for constructive discharge, the executive will cease to be entitled to outplacement services of up to $10,000. Moreover, the Amendments provide that, in connection with a non-renewal of an agreement by an executive, the executive will only be entitled to accrued but unpaid salary and the unpaid performance bonus, if any, with respect to the fiscal year preceding the fiscal year in which the termination occurs.

In the Amendment with Ms. McGraw, effective July 15, 2006, her base salary was increased to $245,000 per annum. In addition, Ms. McGraw is eligible to receive a cash bonus for each fiscal year based upon a target amount equal to 40% of her base salary in effect at the beginning of such year. If Allscripts elects not to renew Ms. McGraw’s agreement, she is entitled to one year of base salary (payable in 12 equal monthly installments), the performance bonus for the year in which the termination date occurs, continuation of health and/or dental benefits for 12 months following termination and acceleration of any stock options or other awards that have not vested as of the termination date . If a change of control (as defined in the Amendment) occurs and the successor to Allscripts does not provide Ms. McGraw with a comparable job within 50 miles of the location in which she performed services for Allscripts prior to the change of control, she is entitled to receive a lump-sum severance payment equal to her base salary in effect as of the termination date, continuation of health and/or dental benefits for 12 months following termination and acceleration of any stock options or other awards that have not vested as of the termination date.

A copy of the Amendments are attached to, and incorporated by reference in, this Current Report on Form 8-K as Exhibits 10.1 through 10.5. The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Report:

Exhibit 10.1	Second Amendment to Employment Agreement dated as of July 7, 2006 between Allscripts LLC and Glen E. Tullman

Exhibit 10.2	Second Amendment to Employment Agreement dated as of July 7, 2006 between Allscripts LLC and Lee Shapiro

Exhibit 10.3	Second Amendment to Employment Agreement dated as of July 7, 2006 between Allscripts LLC and Joseph E. Carey

Exhibit 10.4	Second Amendment to Employment Agreement dated as of July 7, 2006 between Allscripts LLC and William J. Davis

Exhibit 10.5	Second Amendment to Employment Agreement dated as of July 7, 2006 between Allscripts LLC and Laurie McGraw

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: July 13, 2006	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer